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                                                                    EXHIBIT 21.1

                    SUBSIDIARIES OF CHANDLER (U.S.A.), INC.

    (1) National American Insurance Company, a Nebraska corporation

    (2) LaGere & Walkingstick Insurance Agency, Inc., an Oklahoma corporation

    (3) Network Administrators, Inc., a Texas corporation